First Trust Advisors L.P.
                      1001 Warrenville Road
                      Lisle, Illinois 60532




                         August 6, 2008


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

               Re:  FT 1783

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
151844 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                         Sincerely,

                         First Trust Advisors L.P.



                         Ronda L. Saeli
                         Vice President